UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	46-5182047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27300 West 11 Mile Road, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 20, 2016, Federal-Mogul Holdings Corporation (the “Company”) announced that it had received a revised proposal from its majority shareholder, Icahn Enterprises L.P. (“IEP”), to purchase shares of the Company’s common stock not owned by IEP in a merger transaction pursuant to which the shareholders would receive $8.00 in cash for each of their Company shares, an increase from IEP’s previous offer of $7.00 in cash per share, pursuant to the terms set forth in its previous letter to the Board of Directors, dated February 28, 2016. A copy of the text of the June 17, 2016 letter from IEP, which was received by the Company subsequent to the market closing on that day, is included in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Federal-Mogul Holdings Corporation dated June 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Holdings Corporation
(Registrant)

Date: June 20, 2016

/s/ Michelle Epstein Taigman
	By:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press release issued by Federal-Mogul Holdings Corporation dated June 20, 2016.

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